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                                                                       Exhibit 5


                          MORGAN, LEWIS & BOCKIUS LLP
                               1701 Market Street
                            Philadelphia, PA  19103


                                                               February 10, 1999

VerticalNet, Inc.
2 Walnut Grove Drive
Horsham, PA 19044


Re:  VerticalNet, Inc. -- Registration Statement on Form S-1
     -------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel for VerticalNet, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the registration statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 4,025,000 shares (the "Company Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), including 525,000 shares purchasable by the underwriters upon exercise of their over-allotment option, are to be newly issued and sold by the Company. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation, including the Articles of Amendment filed with Pennsylvania Secretary of State on February 8, 1999; (c) the Company's Amended and Restated Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Company Shares, upon issuance by the Company in the manner and for the consideration contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.
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We hereby consent to the use of this opinion as an Exhibit to the Registration
Statement and to the references to this Firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



/s/Morgan, Lewis & Bockius LLP